Exhibit 107

CALCULATION OF FILING FEE TABLE

Form F-1

(Form Type)

SCINAI IMMUNOTHERAPEUTICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, no par value, represented by American Depositary Shares (2)	457(c)	12,091,184,000	(3)	$0.00085375	(4)	$10,322,849	(4)	0.0001531	$1,581

	Total Offering Amount							$10,322,849			$1,581
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$0.00
	Net Fee Due										$1,581

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares, no par value (“Ordinary Shares”), and American Depositary Shares (“ADSs”) offered hereby also include an indeterminate number of additional Ordinary Shares and ADSs as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other transactions.

(2)	ADSs evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-203333). Each American Depositary Share represents four thousand (4,000) Ordinary Shares.

(3)	Represents Ordinary Shares represented by ADSs registered for resale by the selling shareholder described in this Registration Statement on Form F-1. The Registrant will not receive any proceeds from the sale of its ordinary shares by the selling shareholder.

(4)	Estimated solely for the purpose of computing the amount of the registration fee for the ADSs being registered in accordance with Rule 457(c) under the Securities Act based upon a proposed maximum aggregate offering price of $3.415 per ADS (equivalent to $0.00085375 per ordinary share), the average of the high and low prices of the ADSs of the Registrant as reported on The Nasdaq Global Market on February 26, 2025, which date is within five business days of the filing of this Registration Statement on Form F-1.